UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019 (May 15, 2019)

SRC Energy Inc.
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 2600
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

N/A
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	SRCI	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

14575590.2

Item 5.07. Submission of Matters to a Vote of Security Holders.

SRC Energy Inc. (the “Company”) held its 2019 annual meeting of shareholders on May 15, 2019 (the “Annual Meeting”). Holders of 243,317,326 shares of the Company’s common stock outstanding at the close of business on March 22, 2019 were entitled to vote at the Annual Meeting, of which 230,283,692 shares, or approximately 94.6% of those entitled to vote, were represented in person or by proxy at the Annual Meeting.

The results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 28, 2019, are as follows:

Proposal #1 — Election of Directors

Name	For	Withheld
Lynn A. Peterson	205,397,606	2,101,858
Jack N. Aydin	206,614,690	884,774
Daniel E. Kelly	203,375,895	4,123,569
Paul J. Korus	206,203,894	1,295,570
Raymond E. McElhaney	205,410,230	2,089,234
Jennifer S. Zucker	205,894,092	1,605,372

Proposal #2 - To approve a non-binding, advisory vote on executive compensation.

For	Against	Abstain
200,886,102	4,891,020	952,952

Proposal #3 - To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain
228,148,251	542,799	823,252

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2019
SRC Energy Inc.

By:	/s/ Cathleen M. Osborn
Cathleen M. Osborn
Executive Vice President, General Counsel and Secretary